UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2018

TRIPADVISOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35362	80-0743202
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 1st Avenue Needham, MA 02494	02494
(Address of principal executive offices)	(Zip code)

(781) 800-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2018, the Board of Directors (the “Board”) of TripAdvisor, Inc. (the “Company”) voted to increase the size of the Board from eight directors to nine directors and appointed Jay C. Hoag to the Board to fill the resulting vacancy. Mr. Hoag will also serve on the Compensation Committee and Section 16 Committee (jointly, the “Compensation Committees”).

Mr. Hoag co-founded Technology Crossover Ventures, a private equity and venture capital firm, in 1995 and continues to serve as a Founding General Partner. Mr. Hoag has served on the boards of directors and compensation committees of Electronic Arts Inc., an interactive entertainment software company, since September 2011; Zillow Group, Inc., a web and mobile portfolio of real estate and home-related brands, since 2005; and Netflix, Inc., an Internet-based television network, since 1999. Mr. Hoag served on the board of directors of TechTarget, Inc., a marketing services provider, from 2004 to 2016. Mr. Hoag also serves on the boards of directors of several private companies. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.

Mr. Hoag will participate in the Company’s non-employee director compensation program. Pursuant to this program, Mr. Hoag is eligible to receive the following compensation, although such cash amounts and equity award will be pro-rated for service commencing on January 31, 2018 and through June 21, 2018, the anticipated date of our annual meeting of shareholders:

•	annual retainer of $50,000 for service as a Board member;

•	annual retainer of $15,000 for service on the Compensation Committees; and

•	an award of restricted stock units with a value of $250,000 on the date of grant, to be fully vested on the first year anniversary of the date of grant.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Hoag had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Hoag and any other person pursuant to which Mr. Hoag was selected as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

By:	/s/ Seth Kalvert
Seth Kalvert,
General Counsel and Senior Vice President

Dated: February 2, 2018